   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1998
                                              REGISTRATION NO. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    ------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    ------------

                       SUPERIOR NATIONAL INSURANCE GROUP, INC.
                (Exact name of registrant as specified in its charter)

                 Delaware                              95-4610936
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)

                                  26601 Agoura Road
                             Calabasas, California  91302
      (Address, including zip code, of registrant's principal executive offices)

                                    ------------

                             EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plans)

                                Robert E. Nagle, Esq.
                 Senior Vice President, General Counsel and Secretary
                       SUPERIOR NATIONAL INSURANCE GROUP, INC.
                                  26601 Agoura Road
                             Calabasas, California  91302
                                    (818) 880-1600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    ------------

                                      COPIES TO:
                                 Dana M. Warren, Esq.
                                  Riordan & McKinzie
                             5743 Corsa Avenue, Suite 116
                         Westlake Village, California  91362
                                    (818) 706-1800

                           CALCULATION OF REGISTRATION FEE

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                                                      PROPOSED         PROPOSED
                                     AMOUNT           MAXIMUM           MAXIMUM         AMOUNT OF
     TITLE OF SECURITIES             TO BE         OFFERING PRICE      AGGREGATE       REGISTRATION
       TO BE REGISTERED            REGISTERED       PER SHARE(1)    OFFERING PRICE(1)       FEE
------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value    500,000 shares       $17.88           $8,940,000       $2,486.00
------------------------------------------------------------------------------------------------------
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

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices for the Company's Common Stock as reported on the Nasdaq National Market on December 11, 1998.

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

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents that have been filed by Superior National Insurance Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), as noted below, are incorporated by reference into this Registration Statement:

          (1) Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 (File No. 0-25984).

          (2) Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1998 (File No. 0-25984).

          (3) Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 1998 (File No. 0-25984).

          (4) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 (File No. 0-25984).

          (5) Current Report on Form 8-K/A (Amendment No. 2) filed with the Commission on October 16, 1998 (date of earliest event reported -- April 11, 1997) (File No. 0-25984).

          (6) Current Report on Form 8-K filed with the Commission on November 17, 1998 (date of earliest event reported -- November 16, 1998) (File No. 0-25984).

          (7) The description of the Company's Common Stock, $0.01 par value, contained on pages 138-141 of Amendment No. 3 to Form S-1 on Form S-3 of the Company, as filed with the Commission on November 4, 1998 (Registration No. 333-58579), under the caption "Description of Superior National Capital Stock."

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

          Copies of all documents incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Copies of the Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act will also be provided without charge to each such person, upon written or oral request. Requests should be directed to Superior National Insurance Group, Inc., 26601 Agoura Road, Calabasas, California 91302, Attention: Robert E. Nagle, Senior Vice President, General Counsel and Secretary; telephone number (818) 880-1600.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the Common Stock offered hereby will be passed upon for the Company by Riordan & McKinzie, a Professional Corporation, Los Angeles, California. A principal of Riordan & McKinzie beneficially owns 3,350 shares of the Company's Common Stock. In addition, principals of Riordan & McKinzie have invested in a limited liability company that is an investor in an investment fund, Capital Z Financial Services Fund II, L.P. ("Cap Z"). Cap Z acquired 5,276,960 shares of Company Common Stock on December 10, 1998. The aggregate market value of the indirect interests of the principals of Riordan & McKinzie in the Common Stock through Cap Z exceeds $50,000.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Pursuant to Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), Article VI of the Bylaws of the Company, (the "Bylaws"), provides that the Company shall indemnify and hold harmless to the fullest extent authorized by applicable law, including the Delaware Corporation Law, any person made a party or threatened to be made a party to or involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (provided that any such party shall only be so indemnified in connection with any such action, suit or proceeding commenced by such party if such commencement was authorized by the Board of Directors of the Company) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust enterprise or nonprofit entity, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees) reasonably incurred or suffered by such person in connection therewith. If a claim under the foregoing provision of the Bylaws is not paid in full by the Company within sixty days after its receipt of a written claim, the claimant may bring suit against the Company to recover the unpaid amount of the claim, and if successful, in whole or in part, the claimant is entitled to the expenses of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant is not entitled to the requested indemnification under applicable law.

          Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article Eleventh of the Certificate of Incorporation of the Company (the "Certificate of Incorporation") provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for a breach of his duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The foregoing discussion of the Bylaws, Certificate of Incorporation and the Delaware Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Bylaws, Certificate of Incorporation and the relevant provisions of applicable law, including the Delaware Corporation Law.

          The directors and officers of the Company and its subsidiaries are insured under certain insurance policies against claims made during the period of the policies against liabilities arising out of claims for certain acts in their capacities as directors and officers of the Company and its subsidiaries.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

 5.1 Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.
23.1      Consent of Riordan & McKinzie - contained in the opinion filed as
          Exhibit 5.1.
23.2      Consent of KPMG Peat Marwick LLP.
24.1      Power of Attorney (included on Page II-4 hereto).

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 17th day of December 1998.

                                       Superior National Insurance Group, Inc.



                                       By: /s/ J. Chris Seaman
                                           ------------------------------------
                                           J. Chris Seaman,
                                           Executive Vice President
                                            and Chief Financial Officer


                              POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Gentz and J. Chris Seaman, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                                 Date
         ---------                                    -----                                 ----


/s/ William L. Gentz           President, Chief Executive Officer and Director
----------------------------   (Principal Executive Officer)                          December 17, 1998
William L. Gentz


/s/ J. Chris Seaman            Executive Vice President, Chief Financial Officer and
----------------------------   Director (Principal Financial and Accounting Officer)  December 17, 1998
J. Chris Seaman

/s/ C. Len Pecchenino
----------------------------   Chairman of the Board and Director                     December 17, 1998
C. Len Pecchenino

/s/ Steven D. Germain
----------------------------   Director                                               December 17, 1998
Steven D. Germain

/s/ Thomas J. Jamieson
----------------------------   Director                                               December 17, 1998
Thomas J. Jamieson

/s/ Gordon E. Noble
----------------------------   Director                                               December 17, 1998
Gordon E. Noble


                                     II-4

         Signature                                    Title                                 Date
         ---------                                    -----                                 ----

/s/ Craig F. Schwarberg
----------------------------   Director                                               December 17, 1998
Craig F. Schwarberg

/s/ Robert A. Spass
----------------------------   Director                                               December 17, 1998
Robert A. Spass

/s/ Bradley E. Cooper
----------------------------   Director                                               December 17, 1998
Bradley E. Cooper

/s/ Roger W. Gilbert
----------------------------   Director                                               December 17, 1998
Roger W. Gilbert

/s/ Steven B. Gruber
----------------------------   Director                                               December 17, 1998
Steven B. Gruber

                                EXHIBIT INDEX

Exhibit No.        Description of Exhibit
--------------     ---------------------------------------------------------------
     5.1           Opinion of Riordan & McKinzie, A Professional Corporation.

    23.1           Consent of Riordan & McKinzie (contained in Exhibit 5.1).

    23.2           Consent of KPMG Peat Marwick LLP.

    24.1           Power of Attorney (included on Page II-4 hereto).